LightPath Technologies Adjourns Annual Meeting Until February 25

ORLANDO, FL -- (Marketwired - January 28, 2016) - LightPath Technologies, Inc. (NASDAQ: LPTH) ("LightPath," the "Company" or "we"), a leading vertically integrated global manufacturer, distributor and integrator of proprietary optical and infrared components and high-level assemblies, announced today that its Annual Meeting of Shareholders scheduled for January 28, 2016 has been adjourned to February 25, 2016 at 11:00 am ET, and will take place at the Company's offices at 2603 Challenger Tech Court, Suite 130, Orlando, FL 32826. The adjournment period will allow for the continued solicitation of proxies from shareholders with respect to Proposal 2, the proposal to increase the board size from seven to twelve directors, and Proposal 3, the proposal to modify the percentage of shareholder votes needed to change the board size, from 85% to a majority of shares represented.

Shareholders who have already voted do not need to recast their votes. Proxies previously submitted will be voted at the reconvened meeting unless properly revoked. Shareholders who have not already voted or wish to change their vote are encouraged to do so using the instructions provided in your voting instruction form or proxy card.

The Company filed a proxy statement for its 2016 Annual Meeting with the Securities and Exchange Commission on December 18, 2015. Shareholders as of the record date of December 1, 2015 who have not yet voted are encouraged to vote during the adjournment period. Additionally, shareholders are urged to read the proxy statement and other relevant information on file with the Securities and Exchange Commission.

As of January 28, 2016, the proposals had the support of over 80% of the Company's outstanding shares. Under the Company's articles of incorporation the proposals require support from 85% of the outstanding shares. During the period of adjournment, the Company will continue to solicit proxies from stockholders.

Stockholders who have not yet voted are encouraged to do so before February 25, 2016. If stockholders need any assistance in voting their shares, please contact the Company's proxy solicitor, Alliance Advisors, LLC, at 877-777-8133 or via email at LPTH@allianceadvisorsllc.com.

About LightPath Technologies
LightPath Technologies, Inc. (NASDAQ: LPTH) provides optics and photonics solutions for the industrial, defense, telecommunications, testing and measurement, and medical industries. LightPath designs, manufactures, and distributes optical and infrared components including molded glass aspheric lenses and assemblies, infrared lenses and thermal imaging assemblies, fused fiber collimators, and gradient index GRADIUM® lenses. LightPath also offers custom optical assemblies, including full engineering design support. For more information, visit www.lightpath.com.

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our ability to expand our presence in certain markets, future sales growth, continuing reductions in cash usage and implementation of new distribution channels. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:
Jim Gaynor
President & CEO
LightPath Technologies, Inc.
Tel: 407-382-4003
jgaynor@lightpath.com
Web: www.lightpath.com

Dorothy Cipolla
CFO
LightPath Technologies, Inc.
Tel: 407-382-4003 x305
dcipolla@lightpath.com
Web: www.lightpath.com

Jordan Darrow
Darrow Associates, Inc.
Tel: 631-367-1866
jdarrow@darrowir.com
Web: www.darrowir.com